Exhibit 99.1
Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606

Equity Commonwealth Completes Sale of 1225 Seventeenth Street Plaza and Reports 2024 Results
Updates Estimated Aggregate Shareholder Liquidating Distribution Range to
$20.55 to $20.70 Per Common Share
Chicago – February 27, 2025 – Equity Commonwealth (NYSE: EQC) (the “Company”) announced today that it closed on the sale of its last remaining property, 1225 Seventeenth Street, a 709,402 square foot office property in Denver, Colorado, for a gross sale price of $132.5 million, on February 25, 2025. The net purchase price was approximately $124.4 million after credits primarily for contractual lease costs. With this sale of its last remaining property, the Company is also updating the estimated aggregate shareholder liquidating distribution range from an estimated aggregate shareholder liquidating distribution range of $20.00 to $21.00 per common share previously announced on November 15, 2024, to an estimated aggregate shareholder liquidating distribution range of $20.55 to $20.70 per common share, inclusive of the initial liquidating distribution of $19.00 per common share paid by the Company on December 6, 2024.

The Company also reported its financial results as of December 31, 2024 under the liquidation basis of accounting, and the Company will file a Form 10-K with its results for the year ended December 31, 2024.

Liquidation Status
On October 2, 2024, the Company filed a definitive proxy statement (the “Definitive Proxy”) with the Securities and Exchange Commission related to a special meeting of shareholders to, among other things, consider and vote upon the Plan of Sale and Dissolution of the Company (the “Plan of Sale”), including the wind-down and complete liquidation of the Company, and the dissolution and termination of the Company, including the establishment of a Liquidating Entity (as defined in the Definitive Proxy). The Plan of Sale, which the Board determined was in the best interests of the Company and its shareholders, authorizes the Company to sell its remaining properties, wind-down the Company’s affairs and distribute the net proceeds to shareholders. At the special shareholder meeting held on November 12, 2024, the Company’s shareholders approved the Plan of Sale with 85.5% of outstanding shares, and 99% of votes cast, in favor of the Plan of Sale proposal (two-thirds of outstanding shares required for approval).

Financial Results

Liquidation Basis of Accounting
Pursuant to the Company’s shareholders’ approval of the Plan of Sale, in accordance with Generally Accepted Accounting Principles, the Company adopted the liquidation basis of accounting as of and for the periods subsequent to November 1, 2024. The liquidation basis of accounting requires, among other things, that management estimate net sales proceeds on an undiscounted basis as well as include in the Company's assets and liabilities the undiscounted estimate of future revenues and expenses through the end of the liquidation. The net assets in liquidation at December 31, 2024 were approximately $179 million. Net assets in liquidation include projections of costs and expenses to be incurred during the estimated period required to complete the Plan of Sale. There is inherent uncertainty with these estimates and projections, and they could change materially based on, among other things, changes in the underlying assumptions of the projected cash flows.

Significant Events During 2024
Pursuant to the Plan of Sale, the Company has, among other things, completed the following as part of its efforts to facilitate the efficient wind-down of its business:
•Paid the liquidation preference to the holders of shares of the Company’s 6.50% Series D Cumulative Convertible Preferred Shares of beneficial interest, par value $0.01 per share (the “Series D Preferred Shares”), constituting all amounts due and owing such holders on December 3, 2024. The Series D

Preferred Shares have no right or claim to any of the remaining assets of the Company. A Form 25 was filed with the SEC to effect the withdrawal of the listing of the Series D Preferred Shares from the New York Stock Exchange.
•Paid common shareholders an initial cash liquidating distribution of $19.00 per common share on December 6, 2024.
•Sold three of the four remaining properties, namely 1250 H Street, NW in Washington DC, and 206 East 9th Street and Bridgepoint Square in Austin, Texas.

Subsequent Events Pursuant to the Plan of Sale
On February 25, 2025, the Company sold its last remaining property, 1225 Seventeenth Street Plaza, in Denver, Colorado.

Earnings Conference Call
Equity Commonwealth will host a conference call to discuss 2024 results on Thursday, February 27, 2025, at 1:00 P.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT).

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis, amounts in thousands)

December 31, 2024
ASSETS

Real estate	$132,500
Cash and cash equivalents	160,511
Rents receivable and other assets	613
Total assets	$293,624

LIABILITIES
Liabilities for estimated costs in excess of estimated receipts during liquidation	$100,019
Accounts payable and accrued expenses	10,908
Distributions payable	3,842
Total liabilities	$114,769

Net assets in liquidation attributable to Equity Commonwealth common shareholders	178,605
Net assets in liquidation attributable to noncontrolling interest	250
Net assets in liquidation	$178,855

3